CONSENT OF ODENBERG, ULLAKKO, MURANISHI & CO. LLP, INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 26, 2004 relating to the consolidated financial statements, which appears in Zap and Its Subsidiaries' Annual Report on Form 10-KSB for the year ended December 31, 2003.

/s/ Odenberg, Ullakko, Muranishi & Co. LLP
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Odenberg, Ullakko, Muranishi & Co. LLP
San Francisco, California
July 19, 2004